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                                                                    EXHIBIT 4.10

                               GUARANTEE AGREEMENT

                                 Property Code:

                  THIS GUARANTEE AGREEMENT (the "Guarantee Agreement") dated as of January 26, 2001 is given by KONINKLIJKE AHOLD N.V., a public company with limited liability organized under the laws of the Netherlands (the "Guarantor"), to the Lessor identified on Schedule A hereto (the "Lessor"), FIRST UNION NATIONAL BANK, both as the Pass Through Trustee under the Pass Through Trust Agreements to be dated on or about February 12, 2001 (the "Pass Through Trustee") and as the Indenture Trustee under the Trust Indenture and Security Agreement to be dated on or about February 12, 2001 to which the Lessor is a party (the "Indenture Trustee"), the Remainderman identified in Schedule A hereto (the "Remainderman") and the Owner Participant identified in Schedule A hereto (the "Owner Participant"), for each of their respective benefit and the benefit of each other Indemnified Person (as defined in the Participation Agreement referred to below) related to any one of them (individually, an "Obligee" and, collectively, the "Obligees").

                  WHEREAS, the Owner Participant, Ahold Lease U.S.A., Inc. (the "Lessee"), the Lessor, the Pass Through Trustee, the Indenture Trustee and certain other parties have entered into that certain Participation Agreement dated as of the date hereof (as amended, supplemented or modified from time to time in accordance with the terms thereof, the "Participation Agreement") in connection with the lease of, among others, the Leased Property referred to therein and identified on Schedule A hereto; and

                  WHEREAS, as contemplated by the Participation Agreement, the Lessor and the Lessee will enter into the Lease Agreement (the "Lease") providing for the lease by the Lessor to the Lessee of the Leased Property; and

                  WHEREAS, as a condition to the participation by the Obligees in the transactions contemplated by the Participation Agreement, the Obligees require the irrevocable and unconditional guarantee by the Guarantor of the due and punctual payment, observance and performance of all of the obligations of the Lessee under the Lease, the Tax Indemnification Agreement, the Participation Agreement, and the other Operative Agreements, in each case entered into in connection with the Lease, to which the Lessee is a party (collectively, the "Guarantee Documents"); and

                  WHEREAS, the Guarantor, in furtherance of its business objectives, is willing to provide such guarantee on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and other valuable consideration (receipt of which is hereby acknowledged), the Guarantor hereby agrees as follows:

                  SECTION 1. Definitions. Except as otherwise provided herein, terms defined in Appendix A to the Participation Agreement are used herein as defined therein.

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                  SECTION 2. The Guarantee.

                  2.01 Guarantee. (a) The Guarantor hereby irrevocably, absolutely and unconditionally guarantees, as primary obligor and as a guarantor of payment and performance, and not merely as surety or guarantor of collection, to each of the Obligees and their successors, permitted assigns and transferees the due, complete and punctual payment of all amounts which are or may become due and payable by the Lessee subject to any applicable grace period, and the due, complete and punctual performance of all other agreements and undertakings of the Lessee, under the Guarantee Documents, together with all claims for damages arising from or in connection with the failure punctually and completely to pay or perform such obligations (such obligations being herein collectively called the "Guarantee Obligations"). In furtherance and not in limitation hereof, the Guarantor does hereby agree that in the event that the Lessee does not or is unable to punctually and completely pay or perform subject to any applicable grace period the Guarantee Obligations for any reason (including, without limitation, because of the liquidation, dissolution, receivership, insolvency, bankruptcy, general assignment for the benefit of the creditors, reorganization, arrangement, composition or readjustment of or other similar proceedings affecting the status, existence, assets or obligations of, the Lessee, or the limitation of damages from the breach or the disaffirmance of any of the Guarantee Obligations in any such proceeding or the operation of any other law or other legal proceeding or otherwise), the Guarantor shall pay the rent or other amounts provided to be paid by the Lessee under the Lease or other Guarantee Documents (the "Rent") or such other sums or amounts equal thereto (it being the intention hereof that (a) the Guarantor shall pay to each Obligee to which the Rent or other sums or amounts equal thereto are owing, as a payment obligation due directly from the Guarantor to such Obligee, amounts equal to all Guarantee Obligations constituting payment obligations which the Lessee fails to pay promptly to such Obligee subject to any applicable grace period, as and when due (whether at stated maturity, by acceleration, or otherwise) or otherwise provide for and bring about such prompt payment subject to any applicable grace period, as and when due, and (b) as to Guarantee Obligations not requiring the payment of money, as a performance obligation due directly from the Guarantor to any Obligee, the Guarantor shall punctually perform such other Guarantee Obligations for the benefit of such Obligee).

                  (b) Notwithstanding any provision to the contrary contained herein or in any other Operative Agreement, upon the occurrence of (i)
(x) a Bankruptcy Default with respect to the Lessee, and (y) a failure by the Guarantor to perform its obligations under this Guarantee Agreement, or (ii) (x) a Bankruptcy Default with respect to the Lessee, and (y) a Bankruptcy Default with respect to the Guarantor, the Guarantor agrees, irrespective of whether in fact the Lease remains in effect during such bankruptcy case or the Lessee is complying with its payment and performance obligations under the Lease after the occurrence of such Bankruptcy Default with respect to the Lessee, to pay in satisfaction of the Guarantee Obligations due under this Guarantee Agreement, an amount equal to the sum of (i) the Stipulated Loss Value that would have been payable by the Lessee under Section 20.6 of the Lease if such Lease had been terminated on the date of the occurrence of such Bankruptcy Default with respect to the Lessee plus (ii) all other Guarantee Obligations which are then due or thereafter become payable, minus (iii) any Basic Rent, Additional Rent or other payments included in the foregoing amounts paid by or on behalf of the Lessee up to the date payment in full is made by the Guarantor under this Section 2.01(b).

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                  2.02     Obligations Unconditional. The Guarantor agrees that
this Guarantee Agreement shall be continuing, and that the Guarantee Obligations will be paid and performed in accordance with their terms and are absolute and unconditional, irrespective of the value, genuineness, validity, legality, regularity or enforceability or lack thereof of the Guarantee Documents or any thereof or any part of the Guarantee Obligations or any agreement or instrument relating to the Guarantee Obligations, or the existence of any indemnities with respect to the Guarantee Documents, or the existence of any other guarantee of or security for any of the Guarantee Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Guarantee Obligations, and to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor hereunder:

                  (a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guarantee Obligations shall be extended, renewed or accelerated or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of the Participation Agreement, the Lease or any other Guarantee Document shall be done or omitted;

                  (c) the maturity of any of the Guarantee Obligations shall be accelerated, or any of the Guarantee Obligations shall be modified, supplemented or amended in any respect, or any right under any Guarantee Document shall be waived or any other guarantee of any of the Guarantee Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, any Obligee as security for any of the Guarantee Obligations shall be allowed to lapse or expire, be subordinated or shall fail or cease to be perfected or shall be discharged, disallowed, unenforceable, illegal or void for any reason;

                  (e) any waiver, rescission, modification, renewal or amendment of any of the terms of the Guarantee Documents or the Guarantee Obligations in any respect in accordance with their respective terms;

                  (f) any merger or consolidation of the Lessee into or with any other Person, or any sale of all or any part of its assets by or restructuring, liquidation, reorganization or termination of the corporate existence of the Lessee or the Guarantor;

                  (g) any change in the ownership of any shares of the capital stock of or interests in the Lessee or any other change in the relationship between the Guarantor and the Lessee;

                  (h) any regulatory change or other governmental action (whether or not adverse);

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                  (i)      any legal disability, incapacity or other similar
defense of the Lessee;

                  (j) the entering into any of the Guarantee Documents by the Lessee being invalid or in excess of the powers of the Lessee, as the case may be, or of any Person purporting to act on its behalf;

                  (k) any transfer, sublease or assignment of the rights of the Lessee pursuant to any of the Guarantee Documents;

                  (l) any exercise or nonexercise of any right, remedy, power or privilege of any Person under or in respect of any Guarantee Obligation;

                  (m) any voluntary or involuntary bankruptcy, insolvency, reorganization, rearrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities or similar proceedings with respect to the Lessee, the Guarantor, any other Person or any of their respective properties or creditors, or any action taken by any trustee, bewindvoerder, curator or receiver or by any court in any such proceeding or any contest of the validity of the Lease or any other Guarantee Document or the disaffirmation, attempted disaffirmation or rejection of the Lease or other Guarantee Document in any such proceeding;

                  (n) the partial payment or performance of the Guarantee Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise) shall be accepted or received;

                  (o) all or any part of the Guarantee Obligations or any collateral for or guarantee of all or any part of the Guarantee Obligations shall be settled, compromised, released, liquidated or enforced upon such terms and in such manner as Obligee may determine or as applicable law may dictate;

                  (p) any foreclosure or sale of, or other election of remedies with respect to, any collateral serving as security for all or any part of the Guarantee Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of the Guarantor or may preclude the Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from any Obligee, any other guarantor of any Guarantee Obligation or any other Person and even though any such Obligee may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

                  (q) any defense, setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any Guarantee Obligation or otherwise, including, without limitation, any assertion or determination that any claim arising from the Guarantee Obligations, or any portion thereof, is limited in amount under
Section 502(b)(6) of the U.S. Bankruptcy Code;

                  (r) any default, failure or delay, whether as the result of actual or alleged force majeure, commercial impracticability or otherwise, in the performance of the Guarantee Obligations, or by any other act or circumstance which may or might in any manner or to any extent vary

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the risk of the Guarantor or which would otherwise operate as a discharge of the
Guarantor as a matter of law;

                  (s) any failure, omission or delay on the part of any Obligees to enforce, assert or exercise any right, power or remedy conferred on it in this Guarantee, or any such failure, omission or delay on the part of any Obligees in connection with any Guarantee Obligation, or any other action on the part of any Obligees; or

                  (t) any other act or thing which, but for this provision, could act as a release of the liabilities of or a legal or equitable defense to or discharge of the obligations of the Guarantor hereunder.

                  The Guarantor hereby expressly waives notice of acceptance of this Guarantee Agreement, diligence, marshalling of assets, presentment, demand of payment or performance, protest and all other notices whatsoever, any requirement that an Obligee exhaust any right, power or remedy or proceed against the Lessee, as the case may be, under the Participation Agreement or any other Guarantee Document, or against any other Person under any other guarantee of, or security for, or any other agreement, regarding, any of the Guarantee Obligations or any other circumstance which might otherwise constitute a defense (legal or equitable) available to, or a discharge of, or a counterclaim or rights of set-off by, the Lessee or the Guarantor (other than the due performance of the Guarantee Obligations).

                  2.03 Reinstatement. The obligations of the Guarantor under this Section 2 shall continue and be automatically reinstated if and to the extent that for any reason any payment to any Obligee by or on behalf of the Lessee, in respect of the Guarantee Obligations is rescinded or must be otherwise restored by such Obligee, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify such Obligee on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by such Obligee in connection with its compliance with or resistance to any such rescission or restoration.

                  2.04 Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee and shall remain in full force and effect and be binding on the Guarantor in accordance with its terms and shall inure to the benefit of each Obligee and its permitted successors, assigns and transferees until such time as all of the Guarantee Obligations are finally paid, performed and observed in full and, except as contemplated by Section 2.01(b) hereof, the Lease has been terminated and any time period during which any right of recoupment or recovery by any trustee in bankruptcy, debtor in possession or other Person shall have expired. The Guarantor hereby acknowledges and agrees that this Guarantee Agreement constitutes a guarantee of payment and performance due and not of collection.

                  2.05 Payment and Taxes. All payments hereunder shall be made in the currency and funds required for the relevant payment due from the Lessee, as the case may be, under the relevant Guarantee Document. All payments by the Guarantor hereunder shall be made by the Guarantor with respect to the Guarantee Obligations without withholding or deduction for or on account of any present or future taxes, duties, levies or other governmental charges of whatever

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nature in effect on the date hereof or imposed or established in the future by or on behalf of any Governmental Authority (whether in the United States or The Netherlands) ("Taxes"). In the event any such Taxes are so imposed or established, the Guarantor shall pay such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts receivable by each Obligee after any payment, withholding or deduction in respect of such Taxes shall equal the respective amounts which would have been receivable in respect of the Guarantee Obligations in the absence of such payment, withholding or deduction; except that no Additional Amounts will be payable with respect to any payment hereunder to the extent that one or more of the exclusions set forth in
Section 17(a) of the Participation Agreement would have applied had the payment been made by the Lessee.

                  2.06 Judgment Currency. This Guarantee Agreement is made by the Guarantor in connection with an international financing transaction in which the specification of payment in Dollars at the designated place of payment is of the essence, and Dollars shall be the currency of account in all events. The obligation of the Guarantor hereunder to make payment in Dollars (the "first currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment or otherwise expressed in or converted into another currency (the "second currency") except to the extent that such tender or recovery results in the effective receipt by any Obligee of the full amount in the first currency payable to it under this Guarantee Agreement, and the Guarantor shall indemnify each Obligee for any difference between such full amount and the amount effectively received by it pursuant to any such tender or recovery (including any resulting liability for Taxes on the Obligee from a foreign currency gain resulting from the receipt of the second currency and its conversion into the first currency), and each Obligee shall have an additional claim against the Guarantor for the first currency due and owing to such Obligee, which difference the Guarantor shall promptly pay to such Obligee.

                  2.07 Enforcement. (a) Any Obligee may enforce this Guarantee Agreement. The Guarantor agrees to pay on demand all costs and expenses, including reasonable attorneys' fees and disbursements and any other costs of collection, incurred by any Obligee in the enforcement of any and all terms of this Guarantee Agreement together with interest on such sums at the Late Rate from the date when such expenses are so incurred.

                  (b) Subject to the provisions of paragraph (bb) following the Granting Clauses of the Indenture, the Owner Participant shall have a separate and independent right to make a demand for payment or performance of any Guarantee Obligations due and owing to the Lessor and to exercise any and all rights to enforce such claim, including, without limitation, bringing a cause of action in any court of competent jurisdiction.

                  2.08 Representations and Warranties. The Guarantor makes, as of the date hereof and as of the Closing Date, the following representations and warranties to each Obligee:

                  (a) The Guarantor (i) is a public company with limited liability duly organized and validly existing under the laws of The Netherlands,
(ii) has the corporate power and authority to consummate the transactions contemplated herein and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification neces-

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sary or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

                  (b) The Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of this Guarantee Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guarantee Agreement. The Guarantor has duly executed and delivered this Guarantee Agreement, and this Guarantee Agreement constitutes its valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights or general equitable principles (regardless of whether enforcement is sought in equity or at law).

                  (c) Neither the execution, delivery or performance by the Guarantor of this Guarantee Agreement, nor the consummation by the Guarantor of the transactions contemplated herein, (i) will contravene any applicable provision of any law, statute, rule or regulation of any Governmental Authority,
(ii) will violate any provision of the Articles of Association of the Guarantor,
(iii) will violate the provisions of any material agreement or instrument to which the Guarantor is a party or by which its property is bound, or (iv) will result in the creation or imposition of any Lien on any assets or revenues of the Guarantor.

                  (d) There has been no material adverse change in the financial condition or results of operation of the Guarantor and its consolidated subsidiaries, taken as a whole, since October 8, 2000.

                  (e) Under the laws of the United States, the State of New York and The Netherlands in force at the date hereof, it is not necessary that this Guarantee Agreement by filed, recorded, registered, notarized or enrolled with any court or other authority in the United States, the State of New York or The Netherlands or that any stamp, registration or similar tax be paid on or in relation to this Guarantee Agreement (or where it is so required, this Guarantee Agreement has been so filed, recorded or enrolled or such stamp, registration or other tax has been paid or will be paid within the time due). This Guarantee Agreement is in proper legal form under Dutch law for the enforcement hereof under Dutch law. Neither the execution and the delivery of the Guarantee Agreement nor the performance by the Guarantor thereof is subject to any tax, duty, or similar levy imposed by or within The Netherlands or any political subdivision or taxing authority thereof.

                  (f) The obligations of the Guarantor under this Guarantee Agreement, when executed and delivered, will rank at least pari passu with all other unsecured indebtedness of the Guarantor.

                  (g) There is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the Guarantor's knowledge, threatened against the Guarantor (i) which questions the validity of this Guarantee Agreement or (ii) that would, if adversely determined, have a material adverse effect on the business, results of operations or the financial condition of the Guarantor and its

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consolidated subsidiaries, taken as a whole, or have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guarantee Agreement.

                  (h) The consolidated historical financial statements and schedules of the Guarantor and its consolidated subsidiaries, included in the Guarantor's annual report on Form 20-F for the fiscal year ending January 2, 2000, present fairly in all material respects the financial condition, results of operations and cash flow of the Guarantor and its consolidated subsidiaries as of the dates and for the periods indicated therein.

                  2.09 Covenants. The Guarantor covenants to each Obligee as follows:

                  (a) Subject to Section 2.09(b) hereof, the Guarantor shall preserve and keep in full force and effect its corporate existence.

                  (b) (i) The Guarantor shall not consolidate with or merge into any other entity or sell, convey, transfer or lease all or substantially all of its assets to any Person, unless (x) such transaction shall not cause an Event of Default to occur and (y) the entity formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the assets of the Guarantor, shall execute and deliver to the Indenture Trustee and the Owner Participant an agreement in form reasonably satisfactory to the Indenture Trustee and the Owner Participant (a "Successor Agreement") containing an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition of this Guarantee Agreement.

                           (ii)   Upon any consolidation or merger in which the
Guarantor is not the surviving entity, or any sale, conveyance, transfer or lease of all or substantially all of the assets of the Guarantor, the entity with which the Guarantor is consolidated or into which it is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee Agreement with the same effect as if such successor entity had been named as the Guarantor herein and the Guarantor or any successor entity which shall theretofore have become such shall be relieved of any further obligation hereunder upon delivery of a Successor Agreement.

                           (iii)  The Indenture Trustee and the Owner
Participant shall be entitled to receive, prior to or simultaneously with such consolidation, merger, sale, conveyance, transfer or lease, an Officer's Certificate and a written opinion of counsel of the Guarantor (in each case, in form and substance reasonably satisfactory to the Indenture Trustee and the Owner Participant, and covering such matters as they may reasonably request) as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or lease to which Section 2.09(b) relates complies with the provisions of this
Section 2.09(b).

                  (c) The Guarantor will furnish to the Owner Participant, the Pass Through Trustee and the Indenture Trustee:

                           (i)    Within 90 days after the end of each quarterly
fiscal period (except the last) of each fiscal year, commencing with the fiscal quarter ending April 22, 2001, copies of:

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                                      (A)  a balance sheet of the Guarantor and
                                  its consolidated subsidiaries as of the close of such period; and

                                      (B)  a statement of income of the
                                  Guarantor and its consolidated subsidiaries for the portion of the fiscal year ending with such period;

                           in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, certified by an officer of the Guarantor as fairly presenting the financial position of the Guarantor and its consolidated subsidiaries as at the date of such financial statements and for the period then ending, subject to changes resulting from year-end audit adjustments.

                           (ii)   Within 180 days after the end of each fiscal
year of the Guarantor, copies of:

                                      (A)  a balance sheet of the Guarantor and
                                  its consolidated subsidiaries as of the close of such fiscal year; and

                                      (B)  statements of income, common
                                  stockholders' equity and cash flows of the Guarantor and its consolidated subsidiaries for such fiscal year;

                           in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent public accountants of recognized international standing selected by the Guarantor, to the effect that such financial statements present fairly the financial position of the Guarantor and its consolidated subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied and that the examination of such accountants in connection with such financial statements has been made in accordance with applicable generally accepted auditing standards.

                           (iii)  Within 180 days after the end of each fiscal
year of the Guarantor, the Guarantor will provide to the Indenture Trustee and Owner Participant an Officer's Certificate stating as to the officer signing such certificate, whether or not, to such officer's knowledge after reasonable investigation, as of the date of such Officer's Certificate, the Guarantor is in compliance with all of its obligations under this Guarantee Agreement and, if not, specifying all such instances of noncompliance and the nature thereof of which such officer may have knowledge, and the actions proposed to be undertaken by the Guarantor with respect thereto; provided, however, that so long as the Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Guarantor shall not be required to deliver such Officer's Certificate to the Owner Participant or the Indenture Trustee unless it receives a written request from the Owner Participant or the Indenture Trustee, in which case the Guarantor shall deliver such Officer's Certificate within 20 days of its receipt of such request.

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                           (iv)   Promptly after it has knowledge that it has
failed to comply with any of its material obligations under this Guarantee Agreement, the Guarantor shall deliver to the Owner Participant, the Pass Through Trustee and the Indenture Trustee a notice to such effect describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that it has taken or proposes to take with respect thereto.

                  2.10 Subrogation. The Guarantor hereby agrees that, until the payment and satisfaction in full of all Guarantee Obligations and, except as contemplated by Section 2.01(b) hereof, the termination of the Lease, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 2.01 hereof, whether by subrogation or otherwise, against the Lessee or any other guarantor of any of the Guarantee Obligations or any security for any of the Guarantee Obligations. In the event that the Guarantor shall receive any payment on account of such rights of subrogation while any portion of the Guarantee Obligations remains outstanding, the Guarantor agrees to pay all such amounts so received (but not in excess of the Guarantee Obligations then outstanding), to the Lessor, or, so long as the Liens of the Security Documents have not been discharged and released, to the Indenture Trustee (other than Excepted Payments), in each case to be applied to the payment of the Guarantee Obligations and other amounts with respect to the Leased Property payable under the Operative Agreements in accordance with the respective terms thereof. Upon irrevocable payment and satisfaction in full of all Guarantee Obligations, the Guarantor shall be subrogated to the rights of the Obligees hereunder.

                  2.11 Remedies. The Guarantor agrees that, as between Guarantor and each Obligee, the Guarantee Obligations may be declared to be forthwith due and (in the case of payment obligations) payable as provided in
Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and (in the case of payment obligations) payable as against the Lessee, as the case may be) and that, in the event of any such declaration, such obligations payable by the Lessee, as the case may be, shall forthwith become due and (in the case of payment obligations) payable by the Guarantor.

                  SECTION 3.  Miscellaneous.

                  3.01 No Waiver. No failure on the part of any Obligee or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Obligee or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  3.02 Governing Law. This Guarantee Agreement has been executed and delivered in the State of New York. This Guarantee Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law but excluding all other choice-of-law and conflicts-of-law rules).

                  3.03 Submission to Jurisdiction; Agent for Service of Process; Waiver of Jury Trial. (a) Any suit, action or proceeding against the Guarantor with respect to this Guarantee Agreement or any judgment entered by any court in respect of this Guarantee Agreement may be brought in the United States District Court for the Southern District of the State of New York or the Supreme Court of the State of New York for New York County.

                  (b) The Guarantor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court in accordance with Applicable Law. The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee Agreement or any judgment entered by any court in respect of this Guarantee Agreement brought in any of the aforesaid court and hereby further irrevocably waives any claim that any suit, action or proceeding brought in said court has been brought in an inconvenient forum.

                  (c) The Guarantor has appointed Ahold U.S.A., Inc., 14101 Newbrook Drive, Chantilly, Virginia, 20151, as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Guarantee Agreement or the transactions contemplated hereby which may be instituted in the United States District Court for the Southern District of the State of New York or the Supreme Court of the State of New York for New York County, by any Obligee. The Guarantor represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Guarantor shall be deemed, in every respect, effective service of process upon the Guarantor.

                  (d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING ANY CLAIM UNDER THIS GUARANTEE AGREEMENT.

                  3.04 Notices. The provisions of Section 14 of the Participation Agreement concerning notices are hereby incorporated herein by reference, as if fully set forth herein.

                  3.05 Waivers and Amendments. This Guarantee Agreement and any provision hereof may be terminated, waived, amended, modified or supplemented only by an agreement or instrument in writing, specifying the provision (or, if applicable, the whole of this Guarantee Agreement) intended to be terminated, waived, amended, modified or supplemented, and executed by the Guarantor, the Owner Participant, the Lessor, the Remainderman and, unless the Lien of the Indenture shall have been discharged in accordance with the terms thereof, to the extent provided in the Indenture, the Indenture Trustee and the Pass Through Trustee, provided, that if any Pass Through Certificates are then outstanding, Rating Agency Confirmation is obtained with respect to such termination, waiver, amendment, modification or supplement.

                  3.06 Successors and Assigns. This Guarantee Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of the Guarantor and the

Obligees; provided, that the Guarantor shall not assign or transfer its rights hereunder without the prior written consent of the Obligees, and shall not assign, transfer or delegate its duties hereunder. The Guarantor hereby acknowledges receipt of a copy of the Indenture and consents in all respects (to the extent such consent may be necessary) to the provisions of the Indenture and to the collateral assignment of the Lessor's right, title, interest, claim and demand in, to and under this Guarantee Agreement as and to the extent set forth in the Indenture, including, without limitation, all amounts payable pursuant to
Section 2.07(b) of this Guarantee Agreement.

                  3.07 Severability. Should any of the provisions of this Guarantee Agreement be or become fully or in part invalid or unenforceable, the other provisions hereof shall remain enforceable and in full force and effect.

                  3.08 Further Assurances. The Guarantor shall execute and deliver all such instruments and take all such actions as any of the Obligees may from time to time reasonably request in order to effectuate fully the purposes of this Guarantee Agreement.

                  IN WITNESS WHEREOF, the Guarantor and each Obligee have caused this Guarantee Agreement to be duly executed and delivered by one of their officers thereunto duly authorized as of the date first above written.

                                              KONINKLIJKE AHOLD N.V.



                                              By
                                                --------------------------------
                                                Name:  Daniel C. Tiedge

                                              FIRST UNION NATIONAL BANK,
                                               as Pass Through Trustee, and
                                               as Indenture Trustee



                                              By
                                                --------------------------------
                                                Name:
                                                Title:

                                              NAME OF REMAINDERMAN


                                              By
                                                --------------------------------
                                                Name:
                                                Title:

                                              [NAME OF LESSOR LLC]
                                              By [OWNER PARTICIPANT], as
                                              Managing Member


                                              By
                                                --------------------------------
                                                Name:
                                                Title:



                                              [NAME OF OWNER PARTICIPANT]



                                              By
                                                --------------------------------
                                                Name:
                                                Title: